UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 26, 2005

Date of report (Date of earliest event reported)

MATRIXONE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29309	02-0372301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Littleton Road

Westford, Massachusetts 01886

(Address of Principal Executive Offices, including Zip Code)

(978) 589-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On February 1, 2005, the Registrant entered into an employment arrangement with Gary D. Hall. Pursuant to the arrangement, Mr. Hall is to serve as the Senior Vice President of Finance, Chief Financial Officer and Treasurer of the Registrant. Mr. Hall shall receive an annual salary of $210,000, such salary to be reviewed annually by the Compensation Committee. In addition, Mr. Hall is eligible to receive an annual target bonus of $70,000, based upon the overall financial performance of MatrixOne. Furthermore, the arrangement provides that in the event that Mr. Hall’s employment is terminated by the Registrant or its successor without cause or by Mr. Hall for good reason in each case within 12 months after a change of control of the Registrant, Mr. Hall will receive (a) 12 months’ salary continuation, (b) the greater of (i) his then current annual target bonus or incentive payment and (ii) the most recent annual bonus or incentive payment earned by or paid to him, and (c) payment of medical, life and disability insurance costs for up to 12 months or, for certain of those costs, until he has begun new employment.

As of the close of business on February 1, 2005 (the “Grant Date”), Mr. Hall received a grant of stock options to purchase an aggregate of 150,000 shares of the Registrant’s common stock at a per share price equal to the last reported sale price of the common stock on the Nasdaq National Market on the Grant Date. Such options shall vest 6.25% at the end of each three month period from the Grant Date.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 26, 2005, Gary D. Hall, acting Chief Financial Officer and Treasurer and Vice President and Controller of MatrixOne, was appointed Senior Vice President of Finance, Chief Financial Officer and Treasurer of the Registrant and designated by the Board of Directors as the principal financial officer and principal accounting officer of the Registrant. Mr. Hall has consented to such appointment and designation and shall continue to serve in such capacity at the pleasure of the Board of Directors or until his earlier resignation or removal. In connection with such appointment, MatrixOne entered into an employment arrangement with Mr. Hall, the material terms of which are set forth above under “Item 1.01 Entry into a Material Definitive Agreement” and are hereby incorporated by reference into this Item 5.02.

Mr. Hall, age 43, was appointed acting Chief Financial Officer and Treasurer in August 2004 and, since April 2002, has served as Vice President and Corporate Controller of the Registrant. Prior to that, from July 2000 to April 2002, Mr. Hall served as Director of Accounting, and from April 1999 through July 2000, Mr. Hall served as Assistant Corporate Controller. Prior to joining the Registrant, from October 1994 though April 1999, Mr. Hall held several positions at Deloitte & Touche LLP, a professional services and public accounting firm, leaving the firm as a senior manager in April 1999. Mr. Hall is a certified public accountant and certified management accountant.

There is no pre-existing arrangement or understanding which required that Mr. Hall be selected as Senior Vice President of Finance, Chief Financial Officer and Treasurer of the Registrant. Mr. Hall is neither related to any other director or executive officer of the Registrant nor does he have relationships or transactions with the Registrant outside the context of his employment.

ITEM 7.01. Regulation FD Disclosure.

On January 26, 2005, the Registrant issued a press release announcing Gary D. Hall’s appointment as Senior Vice President of Finance, Chief Financial Officer and Treasurer. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is furnished as part of this report:

Exhibit 99.1    MatrixOne, Inc. Press Release, dated January 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXONE, INC.

Date: February 1, 2005	By:	/s/ Mark F. O’Connell
Mark F. O’Connell
President and Chief Executive Officer (principal executive officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated January 26, 2005 regarding the appointment of Gary D. Hall as Senior Vice President of Finance, Chief Financial Officer and Treasurer of the Registrant.